Exhibit 10.1
SEVENTH AMENDMENT TO CREDIT AGREEMENT
     THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 17, 2007, is by and among MEDIANEWS GROUP, INC. (the “Borrower”), the guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders parties hereto and BANK OF AMERICA, N.A., and administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS
     A. The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of December 30, 2003, as amended pursuant to First Amendment to Credit Agreement dated as of January 20, 2004, as further amended pursuant to Second Amendment to Credit Agreement dated as of April 16, 2004, as further amended pursuant to Third Amendment to Credit Agreement dated as of August 30, 2004, as further amended pursuant to Fourth Amendment to Credit Agreement dated as of September 8, 2005, as further amended pursuant to Fifth Amendment to Credit Agreement dated as of June 28, 2006, and as further amended pursuant to Six Amendment to Credit Agreement dated as of August 2, 2006 (as previously amended, the “Existing Credit Agreement”). Capitalized terms used herein which are not defined herein and which are defined in the Existing Credit Agreement shall have the same meanings as therein defined.
     B. The Loan Parties have requested that certain provisions of the Existing Credit Agreement be amended; and
     C. The parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Amendments to Existing Credit Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended as follows:
     (a) Pricing Grid. The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

				Eurodollar Loans			Base Rate Loans
				Revolving			Revolving
				Loans and			Loans and
	Consolidated			Tranche A	Tranche	Tranche	Tranche A	Tranche	Tranche C
Pricing	Total Leverage	Commitment	Letters of	Term	B Term	C Term	Term	B Term	Term
Tier	Ratio	Fee	Credit	Loan	Loan	Loan	Loan	Loan	Loan

1	Less than 3.5x	0.25%	1.25%	1.25%	1.75%	2.25%	0.50%	0.75%	1.25%

2	Less than 4.5 to 1.0 but equal to or greater than 3.5 to 1.0	0.25%	1.375%	1.375%	1.75%	2.25%	0.50%	0.75%	1.25%

3	Less than 5.5 to 1.0 but equal to or greater than 4.5 to 1.0	0.375%	1.50%	1.50%	1.75%	2.25%	0.50%	0.75%	1.25%

4	Equal to or greater than 5.5 to 1.0	0.375%	1.75%	1.75%	1.75%	2.25%	0.50%	0.75%	1.25%

     (b) Amended and Restated Definitions. The following definitions in Section 1.01 of the Existing Credit Agreement are amended and restated in their entireties to read as follows:
     “Consolidated Operating Cash Flow” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the following, with respect to the immediately preceding four fiscal quarters of the Borrower for which the Required Financial Information has been delivered: (A) revenues minus (B) the sum of (i) cost of sales, (ii) management fees, (iii) regularly scheduled payments in respect of the Denver Synthetic Lease and (iv) selling, general and administrative expenses (other than (i) non-cash expenses accrued under employee compensation and stock ownership plans and post-retirement executive medical plans and (ii) one time non-recurring charges and expenses not to exceed $1,000,000 in the aggregate during any fiscal year) for such period plus (C)  dividends or other distributions received in cash from any Person (other than a JOA or the Salt Lake Printer Entity) not constituting a Restricted Subsidiary hereunder for such period plus (D) one-time expenses incurred in connection with the Contra Costa/San Jose Purchase not to exceed $3,000,000 in the aggregate during the term of this Agreement plus (E) severance expenses for such period not to exceed (i) $135,000 for the fiscal quarter ended December 31, 2005, (ii) $135,000 for fiscal quarter ended March 31, 2006, (iii) $1,335,000 for the fiscal quarter ended June 30, 2006, (iv) $4,750,000 in the aggregate for the fiscal year ending June 30, 2007 and (v) $3,000,000 in the aggregate for any fiscal year thereafter plus (F) nonrecurring plant closing costs with respect to the Salt Lake JOA incurred during fiscal year 2006 in an aggregate amount not to exceed $1,555,000.
     “Excluded Disposition” means, with respect to the Borrower or any Restricted Subsidiary, any Voluntary Disposition consisting of (i) the sale, lease, license, transfer or other disposition of Property in the ordinary course of such Person’s business, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of such Person’s business, (iii) any sale, lease, license, transfer or other disposition of Property by such Person to the Borrower or any other Loan Party (other than a Limited Guarantor), provided that the applicable Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Loan Parties to be in compliance with the terms of Section 7.08 after giving effect to such transaction, (iv) any Voluntary Disposition by such Person to the extent constituting a Permitted Investment of the type referred to in clause (iii), (iv), (v), (ix), (x), (xi), (xii), (xiii) or (xiv) of the definition of “Permitted Investment” set forth in this Section 1.01, (v) the sale, transfer or other disposition of any Capital Stock of any Unrestricted Subsidiary and (vi) any Voluntary Disposition (or series or related Voluntary Dispositions) involving aggregate consideration not exceeding $5,000,000; provided, however, that the term “Excluded Disposition” shall not include any Voluntary Disposition to the extent that any portion of the proceeds of such Voluntary Disposition are required under the documents evidencing or governing any Subordinated Debt to be applied to permanently retire Indebtedness of the Borrower and its Restricted Subsidiaries.
     “Permitted Acquisition” means (a) an Acquisition by a Loan Party that is not a Limited Guarantor (whether by purchase or exchange, and whether constituting a purchase of assets or stock) of any Permitted Business (provided that, the business activities conducted by the Person or Property so acquired may include any business activities that do not constitute a Permitted Business so long as such business activities do not represent a material portion of the overall business activities conducted by such acquired Person or Property) so long as (i) in the case of an Acquisition of Capital Stock of another Person, such Person shall become a Guarantor in accordance with Section 7.04 and the Capital Stock of such Person shall be pledged pursuant to the Collateral Documents in accordance with Section 7.08 and (ii) in the event that the aggregate purchase price with respect to such Acquisition is greater than $10,000,000, the Borrower shall have provided to the Administrative Agent (A) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Acquisition and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Acquisition, and (B) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Acquisition on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information; (b) the Contra Costa/San Jose Purchase; and (c) the St. Paul/Monterey Purchase so long as either (x) the consideration payable by the Borrower and its Restricted Subsidiaries in connection therewith is funded solely through the sale of common Capital Stock of the Borrower, including any common Capital Stock that tracks specific assets of the Borrower (or the St. Paul/Monterey Assets are contributed to the Borrower and its Subsidiaries in exchange for common Capital Stock of the Borrower, including any common Capital Stock that tracks specific assets of the Borrower) or (y) the Borrower shall have provided to the Administrative Agent (A) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to the St. Paul/Monterey Purchase and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to the St. Paul/Monterey Purchase, and (B) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to the St. Paul/Monterey Purchase on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information.

     “Permitted Investments” means:
     (i) Investments in cash or Cash Equivalents;
     (ii) Money Market Investments;
     (iii) Investments in any Person that is a Loan Party (other than a Limited Guarantor) prior to giving effect to such Investment;
     (iv) to the extent not constituting an Acquisition, Investments in any Person that results in such Person becoming a Loan Party (other than a Limited Guarantor), provided that, prior to the making of any such Investment exceeding $10,000,000, the Borrower shall have provided to the Administrative Agent (a) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Investment and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Investment, and (b) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Investment on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information;
     (v) any Investment (including Investments in or by Limited Guarantors, JOAs and Restricted Subsidiaries that are not Loan Parties) to the extent that the consideration for such Investment is the issuance of common Capital Stock of the Borrower (including any common Capital Stock that tracks specific assets of the Borrower) provided that, prior to the making of any such Investment exceeding $10,000,000, the Borrower shall have provided to the Administrative Agent (a) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Investment and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Investment (including a Default under Section 8.22), and (b) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Investment on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information;
     (vi) Investments consisting of (a) non-cash consideration received in connection with any Voluntary Disposition pursuant to Section 8.06(d)(i) otherwise complying with the terms of this Agreement, (b) assets, Capital Stock, obligations or securities received in connection with any Voluntary Disposition pursuant to Section 8.06(d)(ii) otherwise complying with the terms of this Agreement or (c) non-cash consideration received in connection with any exercise of a Permitted Option in respect of the Salt Lake Printer Entity or the K-T Printer Assets pursuant to Section 8.06(e) otherwise complying with the terms of this Agreement;
     (vii) Existing Investments;
     (viii) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments including under a plan of reorganization or other bankruptcy proceeding;
     (ix) loans and advances to directors, employees and officers of the Borrower and its Restricted Subsidiaries for bona fide business purposes not in excess of $10,000,000 in the aggregate at any one time outstanding;
     (x) Permitted Acquisitions;
     (xi) subject to compliance with Section 8.06(b), the Voluntary Disposition of assets of K-T or the Borrower or a Restricted Subsidiary to the Salt Lake JOA or the New Salt Lake JOA (or a Subsidiary thereof) and the Voluntary Disposition of the SLC Printing Press Assets by the Borrower or a Restricted Subsidiary to the Salt Lake Printer Entity;
     (xii) (a) subject to compliance with Section 8.06(c), any Voluntary Disposition of all or substantially all of the Capital Stock or assets of Los Angeles Daily News or Long Beach Publishing Company to the California Partnership (or a Subsidiary thereof), (b) the Voluntary Disposition (or in the case of cash, the contribution) of the California Assets to the California Partnership (or a Subsidiary thereof) or in the case of The Monterey County Herald, the Stephens Partnership (c) the Voluntary Disposition of the Connecticut Assets to the Connecticut Partnership in exchange for Capital Stock of the Connecticut Partnership and (d) a Hearst/CP Contribution, so long as after giving effect thereto the Connecticut Partnership is a Restricted Subsidiary;
     (xiii) Investments in Limited Guarantors, Restricted Subsidiaries that are not Guarantors, JOAs and the Salt Lake Printer Entity to the extent that such Investments are either (a) used to make capital expenditures that are included in calculations of Consolidated Capital Expenditures for all applicable periods, (b) financed with the proceeds of Indebtedness as described in clause (b) of the definition of “Consolidated Capital Expenditures” set forth in this Section 1.01 or (c) made with the Net Cash Proceeds of any JOA Asset Disposition in the JOA (or a Subsidiary thereof) making the JOA Asset Disposition;
     (xiv) other Investments (other than Investments specified in clauses (i) through (xiii) above and clause (xv) below) in an aggregate amount not exceeding $50,000,000 during any fiscal year, provided that, prior to the making of any such Investment exceeding $10,000,000, the Borrower shall have provided to the Administrative Agent (a) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Investment and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Investment (including a Default under Section 8.22), and (b) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Investment on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information; and
     (xv) Investments by the Borrower and its Restricted Subsidiaries during the Borrower’s fiscal year ended June 30, 2006 of (A) up to $24,000,000 in cash in a partnership or joint venture to be formed through the contribution of publications held by Eastern Colorado Publishing Company, and (B) up to $26,000,000 in a 5% limited partnership interest in Detroit Newspaper Partnership, L.P., a Delaware limited partnership, provided that, prior to the making of the Investment described in clause (A), the Borrower shall have provided to the Administrative Agent (a) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Investment and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Investment (including a Default under Section 8.22), and (b) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Investment on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information.
     “Stephens Partnership” means a general partnership between SF Holding Company (or a Subsidiary thereof) and the Borrower (or a Restricted Subsidiary thereof), in which the Borrower holds approximately 67% of the voting equity interest.
     (c) New Definitions. The following definitions are added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
     “Connecticut Assets” means the assets of The Connecticut Post (and associated weeklies, publications and websites).
     “Connecticut Partnership” means a partnership or limited liability company owned by the Borrower and its Subsidiaries and The Hearst Corporation and its Subsidiaries, initially holding the Connecticut Assets and the assets of the Danbury News-Times (and associated weeklies, publications and web sites).

     “Hearst/CP Contribution” means the contribution by The Hearst Corporation (or a Subsidiary thereof) to the Connecticut Partnership of (x) the assets of the Danbury News-Times (and associated weeklies, publications and web sites), or the Capital Stock of the Person owning such assets, or (y) substantially all of the Property of, or a majority of the Capital Stock of any Person owning any, Permitted Business (provided that, the business activities conducted by the Person or Property so acquired may include any business activities that do not constitute a Permitted Business so long as such business activities do not represent a material portion of the overall business activities conducted by such acquired Person or Property), in each case of clauses (x) and (y) in exchange for Capital Stock of the Connecticut Partnership.
     (d) Calculations. Clause (ii) appearing in Section 1.03(c) of the Existing Credit Agreement is amended by inserting “(v),” after “(iv)” but before “(vi)” in such clause.
     (e) Mandatory Reductions. Section 2.06(b)(ii) of the Existing Credit Agreement is amended and restated in its entirety to read as follows.
     (ii) Other. On October 1, 2007, the Aggregate Revolving Commitments shall be permanently reduced by $115,000,000.
     (f) The Guaranty. Clause (c) of the second paragraph of Section 4.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:
     (c) prior to the time, if any, that the California Partnership, the Stephens Partnership, the Connecticut Partnership, TNMP, MNG/Power One Media Holding Company, Inc., the Salt Lake JOA, Utah Media Partners, LLC or any of their respective Subsidiaries (including Persons which become Subsidiaries after the Closing Date pursuant to a Permitted Investment) becomes a Wholly Owned Subsidiary, such Person shall not be required to Guarantee all or any portion of the Obligations (or enter into a Pledge Agreement)
     (g) Compliance Certificates. Clause (i) of Section 7.01(c) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:
     (c) (i) Compliance Certificates. At the time that financial statements are furnished pursuant to Section 7.01(a) or (b), a Compliance Certificate of a Responsible Officer of the Borrower. At the time that financial statements are furnished pursuant to Section 7.01(a) and within 90 days after the end of each fiscal year of the Borrower, a certificate of a Responsible Officer of the Borrower demonstrating (A) the Consolidated Total Leverage Ratio, (B) the ratio of Consolidated Senior Debt to Consolidated Operating Cash Flow and stating, if applicable, that a change in the Applicable Rate should be made and (C) the calculation of Consolidated Operating Cash Flow calculated for each fiscal quarter occurring during the applicable reporting period.
     (h) Voluntary Dispositions. Section 8.06(c) of the Existing Credit Agreement is amended and restated in its entirety to read as follows.
     (c) (1) the contribution of all or substantially all of the Capital Stock or assets of Los Angeles Daily News or Long Beach Publishing Company to the California

Partnership (or a Subsidiary thereof), so long as the Borrower shall have furnished to the Administrative Agent, not later than the fifth Business Day preceding the date of any such Voluntary Disposition (i) a certificate of a Responsible Officer of the Borrower stating that (A) each representation in Article VI is true and correct in all material respects both immediately before and after giving effect to such Voluntary Disposition (except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it was true and correct in all material respects as of such earlier date), and (B) no Default shall have occurred and be continuing both immediately before and after giving effect to such Voluntary Disposition, and (ii) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Voluntary Disposition on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information, (2) the contribution of the California Assets to the California Partnership (or a Subsidiary thereof) or in the case of The Monterey County Herald, to the Stephens Partnership (and the issuance to SF Holding Company (or a Subsidiary thereof) of Capital Stock in the Stephens Partnership) and (3) the contribution of the Connecticut Assets to the Connecticut Partnership and any Hearst/ CP Contribution;
     (i) Financial Covenants. Section 8.19 of the Existing Credit Agreement is amended and restated in its entirety to read as follows.
     (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2007	N/A	6.75 to 1.0	6.75 to 1.0	6.75 to 1.0
2008	6.75 to 1.0	6.50 to 1.0	6.25 to 1.0	6.25 to 1.0
2009	6.00 to 1.0	6.00 to 1.0	5.75 to 1.0	5.75 to 1.0
2010	5.75 to 1.0	5.75 to 1.0	5.50 to 1.0	5.50 to 1.0
2011	5.50 to 1.0	5.50 to 1.0	5.00 to 1.0	5.00 to 1.0
thereafter	5.00 to 1.0	5.00 to 1.0	5.00 to 1.0	5.00 to 1.0
     (b) Ratio of Consolidated Senior Debt to Consolidated Operating Cash Flow. Permit the ratio of Consolidated Senior Debt to Consolidated Operating Cash Flow as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2007	N/A	4.25 to 1.0	4.25 to 1.0	4.25 to 1.0
2008	4.25 to 1.0	4.25 to 1.0	4.00 to 1.0	4.00 to 1.0
2009	3.50 to 1.0	3.50 to 1.0	3.25 to 1.0	3.25 to 1.0
2010	3.25 to 1.0	3.25 to 1.0	3.25 to 1.0	3.25 to 1.0
thereafter	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0
     (c) Fixed Charge Coverage. Permit the ratio of (i) Consolidated Operating Cash Flow to (ii) Consolidated Fixed Charges as of the end of any fiscal quarter of the Borrower set forth below to be less than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2007	N/A	1.25 to 1.0	1.15 to 1.0	1.15 to 1.0
thereafter	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0
     2. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent:
     (a) Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors and the Required Lenders.
     (b) Amendment Fee. The Administrative Agent shall have received, for the account of each Lender executing this Amendment, a fee of 0.25% on each such Lender’s unfunded Commitments and outstanding Loans.
     (c) Payment of Fees and Expenses. The Borrower shall have paid all other fees required to be paid in connection with this Amendment and all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the date hereof.
     3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date) and (b) no Default or Event of Default exists under the Existing Credit Agreement or any of the other Loan Documents.
     4. Reaffirmation of Obligations. Each Loan Party hereby ratifies the Existing Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Existing Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations. Without limiting the generality of the foregoing sentence, each of the Guarantors hereby (x) jointly and severally reaffirms and ratifies its guaranty of the Obligations pursuant to Article IV of the Existing Credit Agreement, and (y) jointly and severally reaffirms and ratifies all agreements set forth in such Collateral Documents securing such guaranty, all of which shall in all respects remain in full force and effect and shall continue to guarantee and secure any and all of the Obligations, whether now existing or hereafter arising, on the same terms and conditions as are now set forth in such Collateral Documents.
     5. References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Section 2 above, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.
     6. Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF the Borrower, the Guarantors and the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	MEDIANEWS GROUP, INC.,
a Delaware corporation

By:

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

GUARANTORS:	ALASKA BROADCASTING COMPANY, INC.,
an Alaska corporation
CHARLESTON PUBLISHING COMPANY,
a Delaware corporation
CONNECTICUT NEWSPAPERS PUBLISHING COMPANY,
a Delaware corporation
THE DENVER POST CORPORATION,
a Delaware corporation
THE DETROIT NEWS, INC.,
a Michigan corporation
EASTERN COLORADO PUBLISHING COMPANY,
a Delaware corporation
GRAHAM NEWSPAPERS, INC.,
a Delaware corporation
KEARNS-TRIBUNE, LLC,
a Delaware limited liability company
LONG BEACH PUBLISHING COMPANY,
a Delaware corporation
LOS ANGELES DAILY NEWS PUBLISHING COMPANY,
a Delaware corporation
LOWELL INTERNET MEDIA PUBLISHING COMPANY, INC.,
a Delaware corporation
LOWELL PUBLISHING COMPANY,
a Delaware corporation

By:

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

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MEDIANEWS GROUP INTERACTIVE, INC.,
a Delaware corporation
MEDIANEWS SERVICES, INC.,
a Delaware corporation
NEW ENGLAND INTERNET MEDIA PUBLISHING, INC.,
a Delaware corporation
NEW ENGLAND NEWSPAPERS, INC.,
a Delaware corporation
NIMITZ PAPER COMPANY,
a Delaware corporation
NORTHWEST NEW MEXICO PUBLISHING COMPANY,
a Delaware corporation
RATE WATCH, INC.,
a Delaware corporation
UTAH MEDIA, INC.,
a Delaware corporation
WEST COAST MEDIANEWS LLC,
a Delaware limited liability company

By:

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

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ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

By:

Name:
Title:

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LENDERS:

[Please insert name of Lender]

By:

Name:
Title:

By:

Name:
Title:

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